UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2019 (September 19, 2019)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $0.01 per share	SCCO	New York Stock Exchange Lima Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On September 19, 2019, Minera Mexico, S.A. de C.V. (“Minera Mexico” or the “Company”), an indirect subsidiary of Southern Copper Corporation (“SCC”), issued a press release announcing that on September 19, 2019 it had priced US$1.0 billion aggregate principal amount of 4.500% Senior Notes due 2050, in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The transaction is expected to close on September 26, 2019, subject to customary closing conditions. The Company intends to use the net proceeds from this offering (i) to finance Minera Mexico’s growth capital expenditures program, including a portion of the Buenavista Zinc, Pilares and El Pilar projects, (ii) for other capital expenditures and (iii) for general corporate purposes. A summary of this press release is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits:

99.1	Summary of press release of Minera Mexico. S. A de C.V. dated September 19, 2019.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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INDEX TO EXHIBITS

Exhibits

99.1	Summary of press release of Minera Mexico. S. A de C.V. dated September 19, 2019.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ JULIAN JORGE LAZALDE
Name:	Julian Jorge Lazalde
Title:	Secretary

Date: September 20, 2019

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